EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") dated as May 15, 2000 is between Mark P. Williamson (the "Employee") and Intermost Corporation, an U.S. company (the "Company" or "Employer"). The Company's principal office is located at 38/F, Guamao Building, Remnin Road South, Shenzhen, China 518005.

Whereas the Company desires to employ the Employee, and the Employee desires to serve the Company, as the Vice President, Business Development of the Company under the terms and condition of this Agreement; and

Whereas the Company consists of subsidiaries, affiliates and related entities of such companies (collectively, the "Group").

Now, therefore, intending to be legally bound hereby, Employee and Company agree as follows:

Article 1: Position and Duties

The Company shall employ Employee as its Vice President, Business Development of Intermost Corporation, under the terms and subject to the conditions set forth herein. The Employee will be classified as, and shall assume duties appropriate for the position of, an executive officer of the Company.

During the Term, the Employee shall diligently and faithfully serve the Group and shall devote all his working time, attention and efforts toward the performance of his duties and responsibilities hereunder. Employee shall not, directly or indirectly, without the prior consent of the Company's Board of Directors, as owner, partner, joint venture, stockholder, employee, corporate officer or director, engage or become financially interested in, or be concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which even if non-interfering, may be inimical or contrary to the best interest of the Group.

These duties include, but are not limited to, assisting the President and management of the Company and/or the Group to:

(a) Maximize long-term shareholder value of the companies in the Group and the Group's profitability by formulating and executing Intermost's Business plan and strategic plan for becoming a long-term player in the Internet industry in the People's Republic of China (PRC) and other areas;

(b) Provide the Group sound professional advice and leadership in formulating and executing the Group's strategic development, finance, marketing and technology plan;

(c)  Develop  strategic  alliances with major players in the Internet  industry,
     telecommunications   industry,   financial   services  industry  and  other
     industries;

(d) Secure, where possible as permitted by the laws of the PRC and the United States, additional licenses and permits as may be required for Intermost to become a key play in the Internet industry;

(e) Formulate the Group's employee improvement strategy, to hire, train and supervise suitable personnel capable of executing their job descriptions for the benefit of Intermost and the shareholders;

(f) Direct, integrate and allocate staff resources in accordance with the Group's Business Plan;

(g) Perform such other duties as the Company President and management team and/or the Group President and management team may reasonably require.

Article 2: Term

The term of the employment of the Employee by the Company pursuant to this Agreement (the "Term") is for a period commencing May 15, 2000 and terminating eighteen months later, on November 14, 2001, unless sooner terminated in accordance of the terms hereof.

Article 3: Compensation

(a) Base Salary. In consideration of the Employee's service rendered pursuant hereto and the Employee's compliance with the covenants and restrictions set forth in section 6 here, Company shall pay to the Employee, effective as of the date hereof, an annual base salary of US$45,000 (the "Base Salary"), without setoff or deduction of any kind. All tax liabilities relating to the Base Salary and taxable benefits, including income taxes payable by the Employee, shall be for the account of the Company. Any such taxes paid or payable by the Employee shall be reimbursed in full by the Company. The Base Salary shall be reviewed by the Company at least annually and may be increased from time to time, at the sole discretion of the Board of Directors of the Company. The Company may not, however, reduce the Base Salary at any time during the term of this Agreement.

(b) Payment. The Company shall pay the Employee by paying US$3,750.00 on the last business day of each month in an equivalent amount of Chinese RMB, according to the prevailing USD-RMB exchange rate as of the day of payment.

(c) Bonus. During the period of the Employee's employment, the Company may, in its sole discretion, award the Employee an annual bonus in an amount determined by the Board of Directors and payable in the manner determined by the Company.

(d) Stock Options. Upon the commencement of the Employment Term, Employee shall receive options (each an "Option" and together, the "Options") to purchase, on each of the first anniversary and second anniversary of this Agreement, the following shares of the Common Stock of Intermost (the "Option Shares") at the prices indicated:

            Anniversary Date        Number of Shares          Price per share

            First Six Months          125,000                    US $3.00

            Next Twelve Months        250,000                    US $4.00

     (i) The Options shall be fully vested immediately, and shall be immediately exercisable, notwithstanding the exercise periods specified above, upon a Change of Control. A "Change of Control" shall mean the occurrence of any of the following: (i) a sale of substantially all of Intermost's assets in a single transaction or a series of related transactions or a complete liquidation of Intermost, or (ii) any other event that the Board of the Intermost determines to be a Change of Control.

     (ii) The Option Shares shall be shares of Intermost, which have been registered under a registration statement filed with the Securities and Exchange Commission of the United States.

     (iii)The Options are intended to be part of an employee stock option plan to be executed by Intermost in favor of the Employee. To the extent that any terms of this Agreement are inconsistent with the terms of any such plan, the terms of this Agreement shall control. Intermost is executing this Agreement and is a party hereto for the sole purpose of confirming and agreeing to the provisions contained in paragraphs 3(d) through 3(j) of this Agreement.

Method of Exercising Options. The Options may be exercised by written notice to Intermost at its principal executive office, or to such transfer agent as the Intermost shall designate. Such notice shall state the election to exercise an Option and the number of Option Shares (in round number of 100 shares) for which it is being exercised, and shall be signed by the person so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such shares, and Intermost shall deliver a certificate or certificates representing such shares as soon as practicable after notice shall be received. The employee may request company-financed exercise by electing to have Intermost withhold Option Shares, or by delivering previously owned shares of Intermost, having a fair market value equal to the amount to be paid.

(g) Termination of Options. The Options shall terminate on the earlier of the following:

     (i) one (1) year after the termination of the employment of the Employee by death, disability or for any other reason; and

     (ii) the tenth anniversary of the date of this Agreement.

(h) Options Not Transferable. The Options are not transferable or assignable except (i) by will or by the laws of descent and distribution, (ii) as approved by the Board of Directors of Intermost, (iii) to the Employee's spouse, ex-spouse, children, step-children, mother or father (the
     "Immediate Family") (iv) to an entity in which the Employee or his Immediate Family, individually or collectively, have at least 99% of the equity, profit and loss interest, or (v) to a trust holding the option for the benefit of the Employee (each such transferee under subsections (ii) through (v) being referred to as a "Permitted Transferee"). During the Employee's lifetime only the Employee or a Permitted Transferee can exercise this option.

(i) Sales of Option Shares. Employee shall not sell shares obtained through the exercise of an Option prior to one year after the Option is exercised.

(j) Capital Adjustments. If at any time while the Options are in effect or unexercised there shall be any increase or decrease in the number of issued and outstanding shares of the Common Stock of Intermost due to (i) the declaration of or payment of a stock dividend, (ii) any recapitalization resulting in a stock split, combination or exchange of shares or (iii) any other increase or decrease in such shares effected without receipt of consideration by Intermost, then the number of Option Shares then subject to purchase shall be adjusted to the end that the same proportion of Intermost's issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate price as provided in this Agreement. Except as expressly provided above, the issuance by Intermost of shares of its capital stock of any class shall not affect, and no adjustment by reason thereof shall be made for, the number of or price of Option Stock granted under this Agreement

(k) Personal Income Tax. Personal income tax payable upon the sale of any Option Shares shall be borne by the Employee.

(l) Retirement Plans and other Deferred Compensation Plans. The Employee shall be entitled to participate under all qualified and nonqualified retirement or deferred compensation plans approved by the Board of Directors of the Company for which his position would make him eligible.

(m) Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable out-of-pocket expenses incurred by the Employee in the course of his duties, in accordance with normal policies of the Company. The Company also agrees to specifically reimburse the Employee for the following expenses: (i) sea freight for the movement of the Employee's personal possession both to the Company's offices in Shenzhen, China from Houston, Texas at the inception of his employment and to Houston, Texas from the Company's offices in Shenzhen, China at the termination of his employment (for any reason) or upon his permanent return to the United States; (no more than US$5,000) (ii) providing a suitable apartment or the cost for one month's rent in Shenzhen, China near the offices of the Company at the inception of his employment to enable him to find suitable housing; (iii) the cost of air fare from Houston, Texas to Shenzhen, China (economy fare) and the cost of return air fare from Shenzhen, China to Houston, Texas; and, (iv) one round trip ticket (economy air fare) between Houston, Texas and Shenzhen, China per year of employment.

Article 4: Vacations

The Employee shall be entitled to 20 business days of vacation under guidelines established by the Company form time to time. Vacation time shall not cumulate from year to year.

Article 5: Termination by Company

(a) Death and Disability. Except as provided herein, or any agreement made pursuant thereto, if the Employee shall die or become "Permanently disabled" during the term of the Agreement, this Agreement and all benefits hereunder shall terminate except that such termination shall not affect any vested rights which the Employee may have at the time of his death pursuant to any insurance or other death benefit plans or arrangements of the Company, or any rights under the Options, which rights shall continue to be governed by the provisions of such plans and agreements or this Agreement, as applicable. For the purposes of this Agreement, Employee shall be deemed to be "Permanently disabled" if, during the term here, because of ill health, physical or mental disability, or for other causes beyond Employee's control, Employee shall have been unable or unwilling, or shall have failed to perform his duties hereunder for ninety (90) consecutive days for a total period of one hundred twenty (120) days either consecutive or not after the Company has made reasonable accommodation for such disability.

(b) Termination for Cause. This Agreement may be terminated by Company for "Cause" which, for the purpose of this Agreement shall mean: i) the commission by the Employee of fraud or dishonesty, or another act of intentional wrongdoing causing harm to Company, (ii) the conviction of the Employee of a crime, (iii) any act of gross negligence or malfeasance by the Employee causing material harm to Company, or (iv) any material breach by Employee of this Agreement, which breach is not cured within thirty (30) days following written notice of such breach from the Company. Any termination for cause shall be accompanied by a written notice from the Company to the Employee setting forth in reasonable detail the reasons for such termination.

(c) Termination without Cause. This Agreement may be terminated by the Company without cause at any time by delivery of a written notice ninety (90) days prior to the date of termination. In the absence of such notice, the Company shall pay the Employee an amount equal to three (3) months of Base Salary as severance pay.

Article 6: Termination by Employee

Employee may terminate this Agreement at any time by delivery of a written notice of resignation to Company ("Notice of Resignation") thirty (30) days prior to the date of termination. In the event of termination by Employee pursuant to this provision, Employee shall be entitled to (i) the Base Salary paid or provided to Employee under this Agreement through the date of termination, and (ii) exercise the Options, as provided above. In the event that this Agreement is terminated pursuant to this provision, and to the extent the Options are not exercisable, the Options shall cease and be of no further force or effect.

Article 7: Protection of Confidential Information.

Employee acknowledges that his employment by the Company will, throughout the term of this Agreement, bring him in contact with many confidential affairs of the Company and/or any companies in the Group not readily available tot he public, and plans for future developments. In recognition of the foregoing, the Employee covenants and agrees that he will not use or disclose to anyone outside of the Company, as the case may be, any material confidential mattes of the Company and/or any companies in the Group, which are not otherwise in the public domain, either during or for a period of 36 months after the termination of his employment with Company, except with the Company's written consistent as required by court order, law or subpoena, or other legal compulsion to disclose.

Article 8: Covenant Not to Compete

The Employee agrees that during the term of this Agreement, employee shall not either directly or indirectly, whether by establishing a new business or by joining an existing one, and whether as a principal, employee, stockholder, officer, direct, agent, consultant or in any other capacity, compete with the Company and/or any companies in the Group. This restriction shall apply (i) only to existing clients of the Group and to those companies for which the Group has developed a tangible business relationship and (ii) during the period of the Employee's employment and for a period of twelve months after the termination of his employment for any reason.

Article 9: Intellectual Property

If during the term of the Agreement, Employee performs work that results in the development of any inventions relating to processes, formulations and inventions ("Intellectual Property"), such Intellectual Property shall be the exclusive property of the Company and Employee shall promptly turn over the Intellectual Property to the Company and shall take all necessary steps, including the execution of documents, to vest title and ownership of the Intellectual Property with the Company.

Article 10: Notice

For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and may be sent either by registered mail or telegram to him at his last known place or residence. Any notice given by post shall be deemed served at the expiration of twenty-four hours or may be sent by post addressed, in the case of the Company, to its registered office and, in the case of the Employee, may be given personally or may be deemed served at the expiration of twenty-four (24) hours after the same was posted or sent.

Article 11: Validity

The invalidity or unenforceability for any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

Article 12: Entire Agreement

This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto or any predecessor of any party hereto.

Article 13: Non-Assignability

This Agreement is entered into in consideration of the personal qualities of the Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company.

Article 14: Choice of Law

This Agreement is to be governed by and interpreted under the laws of the State of New York, without regard to the conflict of law principles.

Article 15: Resolution of Disputes

Any disputes or claims relating to this Agreement or the interpretation, breach, termination or validity hereof shall be resolved through consultation. If the dispute or claim cannot be resolved through consultation, the Parties shall apply for arbitration to the American Arbitration Association in San Francisco, California under the International Commercial Arbitration Rules of such association. The arbitration decision shall be final and conclusive and binding on the parties.

Article 16: Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which other shall constitute one and the same instrument.

Article 17: Severability

The expiration or termination of this Agreement shall not affect any provisions hereof (such as "Protection of Confidential Information", "Covenant Not to Compete", etc.) that shall survive the term of this Agreement. Article 18:
Miscellaneous

This Agreement supercedes the earlier Agreement signed between the Company and the Employee dated Nov. 15, 1999. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officers of the Company as be specifically designed by its Board of Directors. No waiver by either party hereto any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such party shall be deemed a waiver of similar or dissimilar provisions or conditions the same or at any prior or subsequent time.

Article 19: Language

This Agreement shall be written in English. One original is to be held by Company, and one original is to be held by Employee.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first-above written.


INTERMOST CORPORATION

By:


EMPLOYEE:

---------------------
Mark P. Williamson